  As filed with the Securities and Exchange Commission on April 27, 2001
                                                      Registration No. 333-30267
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          __________________________

                           NAVIGANT CONSULTING, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                      36-4094854
(State or Other Jurisdiciton of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                            615 North Wabash Avenue
                            Chicago, Illinois 60611
         (Address of principal executive offices, including zip code)

              NAVIGANT CONSULTING, INC. LONG-TERM INCENTIVE PLAN
                           (Full Title of the Plans)

                                Philip Steptoe
           Executive Vice President, Secretary and General Counsel
                            615 North Wabash Avenue
                           Chicago, Illinois  60611
                    (Name and Address of Agent for Service)

                                (312) 573-5600
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Title of securities             Amount to be registered   Proposed maximum offering  Proposed maximum aggregate       Amount of
to be registered (1)                      (2)                price per unit (3)          offering price (3)     registration fee (3)
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001     5,237,863 shares                $7.475                    $39,153,026              $9,789
per share
------------------------------------------------------------------------------------------------------------------------------------

(1) Each share of Common Stock is accompanied by a share purchase right pursuant to the Registrant's Rights Agreement, dated December 15, 1999, with American Stock Transfer and Trust Company, as Rights Agent.

(2) This Registration Statement covers, in addition to the number of shares of Common Stock stated above and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares and interests in the Navigant Consulting, Inc. Long-Term Incentive Plan (the "Plan") which by reason of certain events specified in the Plan may become subject to the Plan.

(3) Pursuant to Rule 457(h), the maximum offering price, per share of Common Stock and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 25, 2001, as reported on the New York Stock Exchange and published in The Wall Street Journal.

The Exhibit Index included in this Registration Statement is at page 2.

                    STATEMENT OF INCORPORATION BY REFERENCE

          This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 5,230,863 additional shares of common stock, par value $0.001 per share ("Common Stock"), of Navigant Consulting, Inc., a Delaware corporation (the "Registrant"), reserved for issuance upon the exercise of stock options or the issuance of restricted stock awards that may be granted under the Navigant Consulting, Inc. Long-Term Incentive Plan. The contents of the Registrant's previously filed Form S-8 Registration Statement (No. 333-30267), as filed with the Securities Exchange Commission on June 27, 1997 and Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (No. 333-30267), as filed with the Securities Exchange Commission on March 31, 1999, are hereby incorporated by reference in this Post-Effective Amendment No. 2 to the Form S-8 Registration Statement.

Item 8.    Exhibits.

     Exhibit No.  Description
     -----------  -----------

     5.           Opinion of Company Counsel.

     23.1 Consent of KPMG LLP (consent of independent accountants).

     23.2         Consent of Company Counsel (included in Exhibit 5).

     24.1 Powers of attorney (included in this Registration Statement under "Signatures").

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on April 26, 2001.

                                  NAVIGANT CONSULTING, INC.

                                  By:   /s/ William M. Goodyear
                                        -----------------------
                                  Name:  William M. Goodyear
                                  Title:  Chairman of the Board and Chief
                                          Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William M. Goodyear and Benjamin W. Perks, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Navigant Consulting, Inc. to comply with the Securities Act and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



             Signature                              Title                       Date
-----------------------------------     -----------------------------     ---------------
/s/ William M. Goodyear                 Chairman of the Board, Chief      April 26, 2001
-----------------------------------     Executive Officer (Principal
William M. Goodyear                     Executive Officer) and
                                        Director


/s/ Benjamin W. Perks                   Executive Vice President and      April 26, 2001
-----------------------------------     Chief Financial Officer
Benjamin W. Perks                       (Principal Financial and
                                        Accounting Officer)


/s/ Thomas A. Gildehaus                 Director                          April 26, 2001
-----------------------
Thomas A. Gildehaus



/s/ Peter B. Pond                      Director                   April 26, 2001
-----------------
Peter B. Pond

/s/ Samuel S. Skinner                  Director                   April 26, 2001
---------------------
Samuel S. Skinner

/s/ Carl S. Spetzler                   Director                   April 26, 2001
--------------------
Carl S. Spetzler

/s/ James R. Thompson                  Director                   April 26, 2001
---------------------
James R. Thompson